EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

China Security & Surveillance Technology, Inc.

We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333 -142479) and on Form S-8 (No.333-140780) of China Security & Surveillance Technology, Inc, and subsidiaries of our report dated March 10, 2008, which appears on page F-2 of this annual report on Form 10-K for the year ended December 31, 2007.

/s/GHP Horwath, P.C.

Denver, Colorado

March 10, 2008